                                                                   EXHIBIT 10.23

                            INTERCOMPANY AGREEMENT

     This Intercompany Agreement is made and entered into this 16th day of August 1999, by and between Kansas City Southern Industries, Inc., a Delaware corporation ("KCSI") and Stilwell Financial, Inc., a Delaware corporation ("Stilwell").

     WHEREAS, KCSI plans to separate its transportation and financial services businesses through a spin-off of a holding company for the financial services businesses to the shareholders of KCSI; and

     WHEREAS, Stilwell has been formed as the holding company for KCSI's financial services businesses, and Stilwell and KCSI desire to enter into this agreement with respect to the proposed spin-off and the relationship of KCSI and Stilwell thereafter.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1.   EFFECTIVE DATE
          --------------

          This agreement shall become effective on the date that the Board of Directors ("the Board") of KCSI approves the distribution of all or substantially all of the shares of Stilwell stock owned by KCSI to the shareholders of KCSI (the "Spin-off") and fixes a record date (the "Record Date") and a payment or distribution date for the Spin-off. The date of such Board action hereinafter is referred to as the "Effective Date". The date for the distribution of the Stilwell shares in the Spin-off is referred to as the "Distribution Date".

     2.   CONTRIBUTION AGREEMENT
          ----------------------

          KCSI and Stilwell acknowledge that on July 7, 1999 they entered into a Contribution Agreement providing for the transfer of all of KCSI's financial services subsidiaries, investments and related assets to Stilwell and the assumption by Stilwell of all liabilities related to such assets effective July 1, 1999 (the "Contribution Agreement"). The principal financial services companies now owned by Stilwell are Janus Capital Corporation (approximately 82%), Berger Associates, Inc. (100%), Nelson Money Managers PLC (80%), and DST Systems, Inc. (approximately 32%). Such companies are hereinafter referred to as Janus, Berger, Nelson, and DST, respectively.

     3.   ASSIGNMENT OF AGREEMENTS
          ------------------------

          Subject to Stilwell's securing any consents in writing necessary to assign and transfer the following described agreements and providing copies of such consents to KCSI prior to the Effective Date, KCSI hereby assigns and transfers to Stilwell, as of the Effective Date, all of its interest in and rights, and Stilwell hereby assumes and agrees to satisfy and discharge and to be bound by all of KCSI's obligations, under the following agreements or portions of agreements:

          (a)  Agreements relating to Janus:

         -  Stock Purchase Agreement dated April 13, 1984, between
            Kansas City Southern Industries, Inc. and Thomas H. Bailey, et al, as amended on January 4, 1985, March 18, 1988, February 5, 1990 and January 1, 1996.

         - Stock Purchase Agreement dated January 5, 1995, between Kansas City Southern Industries, Inc., Janus Capital
            Corporation and Thomas H. Bailey, et al.

         -  Stock Purchase Agreement dated May 4, 1995, between
            Kansas City Southern Industries, Inc., Janus Capital
            Corporation and Thomas F. Marsico, et al.

         - Stock Purchase Agreement dated August 1, 1995, between Kansas City Southern Industries, Inc., Janus Capital
            Corporation and Jack R. Thompson, et al.

         - Restriction Agreement dated January 5, 1995, between Kansas City Southern Industries, Inc., Janus Capital Corporation and Jack R. Thompson, et al, as amended on August 1, 1995, December 31, 1996 and September 22, 1997.

         - Agreement Imposing Restrictions on Shares dated September 29, 1997, among Kansas City Southern Industries, Inc., Janus Capital Corporation and each of the following individuals (each being party to a separate agreement):

            Laurence J. Chang     Blaine P. Rollins
            David J. Corkins      Sandy R. Rufenacht
            David C. Decker       Claire Young
            Helen Y. Hayes        Steven R. Goodbarn
            C. Mike Lu            Marjorie G. Hurd
            Brent A. Lynn         Scott W. Schoelzel
            Thomas R. Malley      Christine K. Snyder
            Lester K. Moore       Ronald V. Speaker
            Elias M. Pinto        Mark B. Whiston
            Karen L. Reidy

         -  Restricted Stock Agreement dated March 27, 1998 among
            Janus Capital Corporation, Kansas City Southern
            Industries, Inc. and each of the following individuals (each being party to a separate agreement):

            Laurence J. Chang     Elias M. Pinto
            David J. Corkins      Karen L. Reidy
            David C. Decker       Blaine P. Rollins
            Brent A. Lynn         Sandy R. Rufenacht
            C. Mike Lu            Claire Young
            Thomas R. Malley

         - Right of First Refusal and Exchange Agreement dated September 29, 1997 by and between Janus Capital Corporation, Kansas City Southern Industries, Inc., Norwest Bank Colorado, N.A. and Lawrence J. Chang, et al.

         - Note and Pledge Agreements signed by certain employees of Janus Capital Corporation or its subsidiaries as listed in paragraph 2(e) of the Contribution Agreement.

         - Restricted Stock Agreement dated December 14, 1998 among Janus Capital Corporation, Kansas City Southern
            Industries, Inc., and each of the following individuals (each being party to a separate agreement):

            Thomas A. Early
            Helen Y. Hayes
            Scott W. Schoelzel

         - Agreement Imposing Restrictions on Shares dated April 16, 1999, among Janus Capital Corporation, Kansas City Southern Industries, Inc., and each of the following individuals (each being party to a separate agreement):

            Scott W. Schoelzel     John Schreiber
            Helen Y. Hayes         Ron Sachs
            Will Bales             Mike Dugas
            Jonathan Coleman       Julian Roberts
            Brent Lynn             Tom Early

         - Tax Allocation Agreement between KCSI and Janus Capital Corporation dated January 1, 1989, as amended effective January 1, 1998.

         - Intercorporate Revolving Credit Agreement between KCSI and Janus effective January 1, 1998.

     As to any agreement relating to Janus which is not assigned to Stilwell because of Stilwell's inability to secure a required consent for assignment of such agreement,

     i) Stilwell shall be required to perform, for KCSI, all obligations KCSI is obligated to perform for another party under such agreement at the time and in the same manner as KCSI is required to perform its obligation to such other party.

     ii) All benefits and assets that are received by KCSI under such agreement shall be transferred to Stilwell at the same time and in the same manner as such benefits and assets are received by KCSI.

     iii) If Stilwell is required to deliver any funds to KCSI by reason of the foregoing, Stilwell shall deliver such funds to KCSI in time so as to allow KCSI to use such funds to satisfy its obligations under such agreement.

     iv) If KCSI receives any notice or has any elections or choices under any such agreement, KCSI shall provide a copy of any such notice to Stilwell within two (2) business days of KCSI's receipt thereof, and KCSI shall make any election or choice under any such agreement only as approved in writing by Stilwell.

     v) KCSI will not provide any consents or waivers under any such agreement or agree to any amendment of any such agreement without the prior written approval of Stilwell.

    (b)   AGREEMENTS RELATING TO BERGER:
          -----------------------------

        - Stock Purchase Agreement among Kansas City Southern Inc., Berger Associates, Inc., and William M. B. Berger, et al dated July 6, 1994, as supplemented on October 21, 1997.

        - Exchange Agreement among Kansas City Southern Industries, Inc., Louis P. Bansbach III, Lynda B. Collins, Trustee of the Louis P. Bansbach IV, Trust 1 and Lynda B. Collins, Trustee of the Brooke Allison Bansbach, Trust 1, dated as December 3, 1997.

    (c) AGREEMENTS RELATING TO NELSON:
        -----------------------------

        - All rights and obligations of KCSI, as Guarantor, contained in the Agreement for the acquisition of the majority of the issued share capital of Nelson Money Managers PLC among David Cassidy and others, Barclays Industrial Development Limited and others, FAM UK Limited, Kansas City Southern Industries, Inc., and Nelson Money Managers PLC dated April 9, 1998.

        - Shareholders agreement among David Cassidy and others, FAM UK Limited and Kansas City Southern Industries, Inc. dated April 20, 1998.

    (d) AGREEMENTS RELATING TO DST:
        --------------------------

        -  Registration Rights Agreement between Kansas City
           Southern Industries, Inc. and DST Systems, Inc. dated
           October 24, 1995.

        -  Agreement between DST Systems, Inc. and Kansas City
           Southern Industries, Inc. dated April 2, 1998, relating to Midland claims.

        - Letter Agreement dated September 2, 1998 between Kansas City Southern Industries, Inc. and DST Systems, Inc.
           relating to KCSI's spin-off of its financial services business.

    (e) AGREEMENTS RELATING TO MIDWEST SUPERCONDUCTIVITY, INC.:
        ------------------------------------------------------

        -  Loan agreement dated July 12, 1996, among Kansas City
           Southern Industries, Inc., SOS & Co. and Midwest
           Superconductivity, as amended on January 31, 1997, July 25, 1997 and November 24, 1997.

        - Convertible Promissory Note of Midwest Superconductivity, Inc. dated July 12, 1996 in the principle amount of $1,300,000.

        -  Security Agreement dated July 12, 1996 among Midwest
           Superconductivity, Inc., Kansas City Southern Industries, Inc. and SOS & Co.

        -  Patent Security Agreement dated July 12, 1996 among

           Midwest Superconductivity, Inc., Kansas City Southern
           Industries, Inc. and SOS & Co.

        - Letter agreement dated September 3, 1996 between Kansas City Southern Industries, Inc., and SOS & Co.

    (f) OTHER AGREEMENTS
        ----------------

        - Consulting Agreement with Albert P. Mauro dated June 27, 1995, as amended on June 28, 1996, June 30, 1997, June 26,
           1998 and May 7, 1999.

        -  Consulting Agreement with Victor D. Canterbury dated
           December 29, 1998.

  4.    KCSI AND STILWELL STOCK OPTIONS
        -------------------------------

        (a) KCSI acknowledges and agrees that all KCSI stock options held by present and former employees and directors of Stilwell and its subsidiaries and affiliates on the Distribution Date shall continue to be exercisable by such persons in accordance with the terms of such options as in effect on the Distribution Date and that the Spin-off shall not constitute or result in a termination of employment or directorship for purposes of any KCSI option plan or agreement, and neither the Spin-off nor the transfer of employment or directorship from KCSI to Stilwell in connection with the Spin-off will result in the termination of any KCSI stock options.

       (b) Not later than the Distribution Date, Stilwell shall grant stock options for the purchase of Stilwell common stock to all persons who hold KCSI stock options on the day after the Record Date (the "Stilwell Substitute Options"). The number of Stilwell Substitute Options granted to each holder shall bear the same ratio to the holder's KCSI stock options as the number of Stilwell shares distributed in the Spin-off bears to the number of KCSI shares outstanding on the Record Date. Each Stilwell Substitute Option shall have substantially the same terms as the KCSI stock option to which it relates, including a term of option which will expire on the same date as the related KCSI option, except that the exercise price shall be a prorated amount of the exercise price for the related KCSI option determined by reference to the average trading prices of KCSI and Stilwell common stock for the first three business days on which there is trading on the New York Stock Exchange in both Stilwell shares and KCSI shares "ex-dividend." The trading prices of KCSI and Stilwell common stock on each day shall be the mean between the high and the low prices of the shares on the New York Stock Exchange on the day in question.

       (c) For purposes of this Agreement, a subsidiary shall mean any corporation, partnership or any other entity of which at least 50% of the voting stock or other controlling interests is or was owned, directly or indirectly, by the party in question and an affiliate shall mean any corporation, partnership, or other entity (which is not a subsidiary) of which at least 10% of the voting stock or other controlling interest is or was owned, directly or indirectly by the party in question or its subsidiaries or affiliates.

  5.   EMPLOYEES, OFFICERS AND DIRECTORS
       ---------------------------------

       (a) The individuals listed on Exhibit A are now or will become by the Distribution Date employees of Stilwell (the "Stilwell Employees"), and Stilwell shall have full responsibility for all compensation and benefits for the Stilwell Employees earned after the Distribution Date, except as otherwise provided in this agreement. KCSI and Stilwell shall use reasonable efforts to cause any existing employment agreements between Stilwell
Employees and KCSI to be terminated not later than the Distribution Date, and Stilwell shall assume responsibility for any obligations of KCSI under any employment agreement with a Stilwell Employee that is not terminated.

     (b) Stilwell shall reimburse KCSI for the cost of any medical plan benefits, life insurance and long term disability insurance for the inactive or former employees listed on Exhibit B. KCSI's cost of such program shall be determined based upon KCSI's actual costs of premiums and claims incurred in providing such benefits or insurance under its programs, plus an administrative fee equal to 5% of such cost.

     (c) KCSI shall cause each of its employees who will remain KCSI employees to resign, effective not later than the close of business of the Distribution Date, from all positions as a director, officer and/or committee member of Stilwell and any Stilwell subsidiary; and Stilwell shall cause each of its employees to resign, effective not later than the close of business on the Distribution Date, from all positions as a director, officer and/or committee member of KCSI or any KCSI subsidiary (other than Stilwell and Stilwell subsidiaries), except as otherwise agreed between the parties.

     (d) The Contribution Agreement provides that certain obligations of KCSI under the KCSI Directors' Deferred Fee Plan will be assumed by Stilwell and that certain assets related to such obligations will be transferred to Stilwell. Accordingly, after the Distribution Date, KCSI shall have no obligations to the Stilwell outside directors under the KCSI Directors' Deferred Fee Plan.

  6. PENDING CLAIMS AND LITIGATION
     -----------------------------

     (a) KCSI and Stilwell agree that the following claims, lawsuits or other proceedings pending by or against KCSI or its present or former subsidiaries are related to the historical financial services businesses of KCSI:

      i) FIRST AUSA LIFE INSURANCE COMPANY, ET AL, V. KANSAS CITY SOUTHERN INDUSTRIES, INC., et. al., Case No. 95-0297-CV-W-6 in the United States District Court for the Western District of Missouri.

      ii)    FOUNTAIN INVESTMENTS, INC., ET AL V. MLS, L.P., et al,
Case No. 98-1096-CV-W-9 in the United States District Court for the Western District of Missouri.

      iii) PVI, INC. AND WILLIAM G. SKELLY V. RATIOPHARM GMBH, Case No. 95-0899-CV-W-2 in the United States District Court for the Western District of Missouri.

      iv) PVI, INC. AND WILLIAM G. SKELLY V. KLAUS LICTENBERGER, et al, Case No. CV96-25818 in the Circuit Court of Jackson County, Missouri at Kansas City.

  (b) Legal title to the above-listed claims and lawsuits shall remain with KCSI, which shall continue to prosecute and/or defend the claims asserted in such lawsuits in its own name. However, Stilwell shall be entitled to make all decisions concerning all such claims and lawsuits, including the prosecution of all related claims, counterclaims and cross-claims in the name of KCSI; the defense of all related claims, counterclaims and cross-claims in the name of KCSI; and the authorization and approval of any and all settlements or compromises (all of the foregoing litigation, claims, counterclaims, settlements and compromises are hereinafter referred to as the "Stilwell-related Litigation"). Stilwell shall be entitled to direct the handling of all matters involving the Stilwell-related Litigation directly with legal counsel selected by Stilwell and to direct and authorize any activities required of counsel in connection with the Stilwell-related Litigation.

     (c) KCSI shall cooperate with Stilwell in the handling of the Stilwell-related Litigation and shall take all action and sign all documents as may reasonably be requested or directed by Stilwell in connection with the Stilwell-related Litigation, including any action relating to the following agreements:

          - Agreement for Purchase and Sale of Corporate Stock and Limited Partnership Interest between Kansas City Southern Industries, Inc., and Fountain Investments, Inc. and Midland Data Systems, Inc. dated February 26, 1996.

          - Agreement between Midland Data Systems, Inc., Midland Loan Services, L.P., MLS Investors, L.L.C., Alan L. Atterbury,
             A. Keith Weber, Fountain Investments, Inc., Kansas City Southern Industries, Inc., and DST Systems, Inc. dated April 2, 1998.

          -  Escrow Agreement between Midland Data Systems, Inc.,
             Midland Loan Services, L.P., MLS Investors, L.L.C., Alan L. Atterbury, A. Keith Weber, Fountain Investments, Inc., Kansas City Southern Industries, Inc., DST Systems, Inc. and UMB Bank, N.A. dated April 2, 1998, as amended.

KCSI shall not make or agree to any changes, amendments or modifications to the foregoing agreements or provide any waivers, consents or notifications pursuant to such agreements, except as specifically requested or directed in writing by Stilwell.

     (d) KCSI shall pay to Stilwell, within two business days of receipt by KCSI, any and all amounts received or collected by KCSI in connection with Stilwell-related Litigation, including amounts received or collected by reason of final judgment, settlement or otherwise.

     (e) Stilwell agrees to satisfy and discharge all liabilities and obligations of KCSI relating to Stilwell-related Litigation and to pay directly or reimburse KCSI for all out-of-pocket expenses, including attorneys' fees, paid or incurred after the Effective Date relating to such Stilwell-related Litigation. If Stilwell is required to deliver any funds to KCSI by reason of the foregoing, Stilwell shall deliver such funds to KCSI in time so as to allow KCSI to use such funds to satisfy its obligations.

7.   ON-GOING RELATIONSHIPS
     ----------------------

     (a) For a period of 90 days after the Distribution Date, Stilwell may continue to occupy office space currently occupied by Stilwell employees, and KCSI shall provide normal office services (including fax, photocopy, telephone, computers, maintenance and cleaning) during the time Stilwell occupies such space. Stilwell may vacate such space on fifteen days' advance written notice to KCSI. Stilwell shall pay KCSI for the use of such space and services at the rate of $6,250 per calendar month, prorated for any partial month.

     (b) At Stilwell's request, KCSI shall continue medical, dental, vision, life insurance and long-term disability coverage for some or all of the Stilwell Employees as specified by Stilwell from the Distribution Date through December 31, 1999. Stilwell shall pay KCSI the cost of providing such coverage to Stilwell Employees, determined on the basis of KCSI's actual costs for such premiums and claims, plus an administrative fee equal to 5% of such cost. If any such Stilwell Employees retire while covered by KCSI's plans, KCSI shall provide such individuals with retiree medical plan coverage, retiree life insurance and retiree disability insurance and Stilwell shall reimburse KCSI for the costs thereof in accordance with paragraph 5(b). KCSI reserves the right to change the terms of its medical, dental, vision, life insurance and long-term disability coverage at any time.

     (c) KCSI shall continue coverage of Stilwell and its subsidiaries under KCSI's business insurance policies until the earlier of December 31, 1999 or the expiration of the existing policies. Any cost incurred by KCSI as the result of the continuing of such coverage for Stilwell shall be paid for by Stilwell. KCSI shall maintain its directors' and officers' liability insurance and executive risk coverage through the Distribution Date for all KCSI and Stilwell directors, officers and executives. Stilwell shall be responsible for its own directors' and officers' liability insurance and executive risk coverage commencing on the day after the Distribution Date.

     (d) KCSI shall provide Stilwell with full, active access to KCSI's Geac Enterprise ("Geac") accounting system and associated data available on that system until December 31, 1999. After December 31, 1999, Stilwell may, upon written request to KCSI, obtain from KCSI, through its Geac support provider, DST, a data tape of historical financial and accounting records and information applicable to Stilwell and its subsidiaries, affiliates and investments. The format of the data tape, requested by Stilwell, must be technologically available and acceptable to DST. Stilwell may also, upon written request, obtain copies of printed historical reports, transaction ledgers or other financial and accounting records and information, related to Stilwell as KCSI may have available. KCSI understands that Stilwell has implemented and is utilizing a new accounting software system from Great Plains Software for its transactional accounting requirements. Stilwell acknowledges that the computer information available to Stilwell after December 31, 1999, as created using the Geac system, has not been remediated or tested for year 2000 readiness. KCSI makes no assurances that the information contained on any requested data tape made available after December 31, 1999, will be accessible, readable, printable or usable, in any manner, by any computer system. Stilwell shall reimburse KCSI for any reasonable out-of-pocket costs resulting from Stilwell's access or requests for information provided in this section.

     (e) After the Distribution Date, KCSI shall use reasonable efforts to cause Wyandotte Garage Corporation ("Wyandotte") to continue to make parking spaces available in its parking facility for individuals who are employees or directors of Stilwell after the Distribution Date and who now park in the garage. In addition, KCSI shall use reasonable efforts to cause Wyandotte to make additional parking spaces available in the garage for other employees, directors or guests of Stilwell as may be requested from time to time by Stilwell for its reasonable business purposes. Stilwell or its employees shall pay Wyandotte for such spaces at the rates generally applicable to the public. The provisions of this paragraph shall remain in effect as long as KCSI directly or indirectly owns at least 50% of Wyandotte.

     (f) From and after the Distribution Date, each party hereto shall afford to the other party and its authorized accountants, counsel and other designated representatives (collectively, "Representatives") reasonable access (including using reasonable efforts to give access to third parties possessing information) and duplicating rights during normal business hours to all business records, books, contracts (except this Agreement, the Contribution Agreement and the Tax Disaffiliation Agreement), instruments, accounting and financial information, employee and payroll information, computer data and other data and information (collectively, "Information") within such party's possession relating to such other party or any subsidiary or affiliate of such other party, insofar as such access is reasonably required by such other party. Information may be requested under this paragraph 7(f) for, without limitation, audit, accounting, claims, litigation (including Stilwell-related Litigation) and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. Also, each of KCSI and Stilwell and their respective subsidiaries shall use reasonable efforts to make available to the other party and their subsidiaries, upon written request, their present and former directors, officers, employees and agents (for purposes of this paragraph 7(f), individually or collectively, "Personnel") to the extent that any of such Personnel may reasonably be required (including for reasonable affidavits) in connection with any matters referred to in this paragraph 7(f) or any legal, administrative or other proceedings in which the requesting party may from time to time be involved. The requesting party shall pay to the party providing access to Information or Personnel reasonable out-of-pocket costs associated with providing such Information or Personnel and shall also pay a per diem fee for the use of Personnel of the party providing Information or Personnel based on the Personnel's salary (if such Personnel is employed by the party providing the Personnel), if the requesting party uses such Personnel for more than two full working days.

     (g) Each party shall provide to the other party from time to time all Information regarding the providing party's employees, former employees, benefit plans, payrolls and other Information reasonably needed by the receiving party for the administration of such party's benefit plans and human resource policies and for the transition of Stilwell's employees to Stilwell benefit plans from KCSI benefit plans. Such Information shall include, without limitation, reports by each of Stilwell and KCSI to the other party containing the information described in Exhibit C until all stock options held by employees and former employees of the providing party and its subsidiaries and affiliates for shares of the other party's stock have been exercised or have expired.

     (h) For a period of two years after the Distribution Date, KCSI shall provide Stilwell and its Representatives access to KCSI's law and tax libraries. Stilwell shall reimburse KCSI for any reasonable out-of-pocket costs resulting from Stilwell use.

     (i) Except as otherwise required by law, each of KCSI and Stilwell shall retain, and shall cause their subsidiaries to retain, for a period following the Distribution Date consistent with normal practice and with relevant law, all significant Information relating to the business of the other party and the other party's subsidiaries and affiliates, except that all Information relating to tax matters shall be retained until all issues for the years in question are closed by the relevant statute of limitations or by final resolution of all issues, and all Information relating to any litigation or other legal proceedings shall be retained until the proceedings are finally concluded. KCSI will retain all historical general ledger accounting records indefinitely, provided if KCSI no longer wishes to maintain such records, it shall transfer to Stilwell those that relate to Stilwell operations.

     (j) KCSI and Stilwell each shall hold, and shall cause its subsidiaries and Representatives to hold, in strict confidence, all Information concerning the other party or its subsidiaries or affiliates in its possession or furnished by the other party or the other party's Representatives pursuant to either this Agreement, the Contribution Agreement or the Tax Disaffiliation Agreement (except to the extent that such information (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of an unauthorized disclosure, directly or indirectly, by such party or its subsidiaries or Representatives or (ii) was or becomes available to such party on a non-confidential basis prior to its disclosure to such party or its subsidiaries or Representatives, in each case from a source other than the party furnishing such information, which source was not itself bound by a confidentiality agreement with the party furnishing such information and had not received such information, directly or indirectly, from a person or entity so bound, and each party shall not release or disclose such information to any other person or entity, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law.

     (k) Stilwell acknowledges that it has no interest in and no right to use or display the name, trademark or other intellectual property of KCSI or any KCSI subsidiary and shall cease any such use or display within 90 days after the Distribution Date. KCSI acknowledges that it has no interest in and no right to use or display the name, trademark or other intellectual property of Stilwell or any Stilwell subsidiary, and shall cease any such use or display within 90 days after the Distribution Date.

     (l) Stilwell shall not directly or indirectly, through a subsidiary or otherwise, for a period of one year after the Distribution Date, solicit or hire any employee of KCSI or any KCSI subsidiary to consider employment with Stilwell or any Stilwell subsidiary without the prior written consent of KCSI. KCSI shall not directly or indirectly, through a subsidiary or otherwise, for a period of one year after the Distribution Date, solicit or hire any employee of Stilwell or any Stilwell subsidiary to consider employment with KCSI or any KCSI subsidiary without the prior written consent of Stilwell.

8.   OTHER MATTERS
     -------------

     (a) KCSI and Stilwell acknowledge that KCSI maintains a donor advisory fund with the Greater Kansas City Community Foundation which holds shares of DST stock, shares of Kansas City Royals Preferred Class C stock and cash or cash equivalents. On or before the Distribution Date, such donor advisory fund shall be split into two funds which funds shall be the existing donor advisory fund and a new Stilwell donor advisory fund. All Kansas City Royals Preferred Class C Stock and cash or cash equivalents in the amount of $3,000,000 shall remain in the existing donor advisory fund and all remaining assets shall be transferred to the new Stilwell donor advisory fund.

     (b) On or before the Distribution Date, all leases for company automobiles relating to Stilwell Employees and carried on the books of KCSI or any subsidiary of KCSI shall be assigned to Stilwell.

9.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     (a) Stilwell represents and warrants to KCSI that (1) to the actual knowledge of Landon H. Rowland, Joseph D. Monello, Danny R. Carpenter and Anthony P. McCarthy, there are no claims or liabilities with respect to KCSI or Stilwell, or any of their respective subsidiaries or affiliates, except those (A) reflected on the KCSI books or for which some amount of reserves has been established on the KCSI books, (B) which are otherwise disclosed in the KCSI financial statements, (C) which are the subject of or related to pending litigation, (D) which arise in the ordinary course of business, or
(E) which are already known by Michael R. Haverty, Richard P. Bruening, Robert H. Berry, Warren K. Erdman or Louis G. Van Horn; and (2) the agreements referred to in paragraph 3 are all of the agreements between KCSI and any of the Stilwell Group with continuing performance obligations.

  (b) KCSI represents and warrants to Stilwell that to the actual knowledge of Michael R. Haverty, Richard P. Bruening, Robert H. Berry, Warren
K. Erdman and Louis G. Van Horn, there are no claims or liabilities with respect to KCSI or Stilwell, or any of their respective subsidiaries or affiliates, except those (i) reflected on the KCSI books or for which some amount of reserves has been established on the KCSI books, (ii) which are otherwise disclosed in the KCSI financial statements, (iii) which are the subject of or related to pending litigation, (iv) which arise in the ordinary course of business, or (v) which are already known by Landon H. Rowland, Joseph D. Monello, Danny R. Carpenter or Anthony P. McCarthy.

10.  INDEMNIFICATION
     ---------------

  (a) Except with respect to any matter otherwise specifically provided for under this Agreement, the Contribution Agreement or the Tax Disaffiliation Agreement between KCSI and Stilwell dated August 16, 1999 (the "Tax Disaffiliation Agreement"), Stilwell shall indemnify, defend and hold harmless KCSI and all KCSI subsidiaries and their directors, officers, employees and agents from and against any and all Losses (as hereinafter defined) of KCSI and KCSI subsidiaries (i) arising out of or relating to Stilwell, any present or former financial services subsidiary or affiliate listed in Exhibit D (Stilwell and such subsidiaries and affiliates are hereafter referred to individually and collectively as the "Stilwell Group") or the business conducted (formerly or currently) or to be conducted by the Stilwell Group whether such Losses relate to events occurring, or are asserted before, on or after, the Distribution Date, (ii) arising out of or based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, made in the Information Statement (except matters relating to KCSI's transportation businesses or the KCSI Group, as defined below) contemplated to be sent to the holders of KCSI common stock in connection with the Spin-off or made with respect to the Stilwell Group in any other securities filing or disclosure document prepared or filed by Stilwell or (iii) arising out of any breach by Stilwell of any representation, warranty or covenant contained in this Agreement or the Contribution Agreement or (iv) arising out of or relating to any of the agreements referred to in paragraph 3.

  (b) Except with respect to any matter otherwise specifically provided for under this Agreement, the Contribution Agreement or the Tax Disaffiliation Agreement, KCSI shall indemnify, defend and hold harmless Stilwell and all Stilwell subsidiaries and their directors, officers, employees and agents from and against any and all Losses (as hereinafter defined) of Stilwell and Stilwell subsidiaries (i) arising out of or relating to KCSI's transportation division, any present or former transportation subsidiary or affiliate listed in Exhibit E (KCSI's transportation division and such subsidiaries and affiliates are hereafter referred to individually and collectively as the "KCSI Group") or the business conducted (formerly or currently) or to be conducted by the KCSI Group, whether such Losses relate to events occurring, or are asserted before, on or after, the Distribution Date, (ii) arising out of or relating to KCSI after the Distribution Date,
(iii) arising out of or based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, made in the Confidential Information Memorandum or the Supplemental Prospectus (except matters relating to KCSI's financial services businesses or the Stilwell Group) used or contemplated to be used by KCSI in connection with an offering of securities or made with respect to KCSI or its subsidiaries or affiliates in any other securities filing or disclosure document prepared or filed by KCSI, (iv) arising out of any breach by KCSI of any representation, warranty, or covenant contained in this Agreement or the Contribution Agreement, or (v) arising out of any failure to cooperate by KCSI or any refusal by KCSI to take action or sign documents as requested by Stilwell in connection with the Stilwell-related Litigation described in paragraph 6(c) of this Agreement.

  (c) For any liability of KCSI which is not covered by indemnity under paragraph 10(a) or 10(b) of this Agreement or by Section 3.3 or Section
5.1 of the Tax Disaffiliation Agreement ("KCSI Holding Company Matters"), KCSI and Stilwell agree the liability shall be split between them, with each of KCSI and Stilwell paying one-half of any such liability. If the liability arises from a claim or lawsuit, KCSI and Stilwell agree to determine how to divide the handling of the defense of KCSI Holding Company Matters on a case-by-case basis, with each party agreeing to provide prompt notice to the other of KCSI Holding Company Matters and each party participating in KCSI Holding Company Matters in a good faith manner. In the absence of a subsequent agreement to the contrary, KCSI and Stilwell shall each pay one-half of all costs of claims and litigation relating to KCSI Holding Company matters, including reasonable attorneys' and expert fees.

  (d) For purposes of this paragraph 10, the term "Loss" or "Losses" means all losses, liabilities, damages, claims, demands, judgments or settlements of any kind or nature, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including reasonable attorneys' fees and other reasonable costs and expenses relating thereto; provided, however, that the amount of any Losses shall be reduced by any insurance proceeds recovered or recoverable by or on behalf of the person or entity incurring the Losses. Losses incurred by a KCSI or Stilwell subsidiary or a director, officer, employee or agent of KCSI or Stilwell or a subsidiary, may be recovered under this Agreement directly by KCSI or Stilwell, as the case may be, as if such losses were incurred in their entirety by such party.

  (e) The amount which a party (the "Indemnifying Party") is or may be required to pay to any other person or entity (an "Indemnitee") pursuant to paragraph 10(a) or (b) shall be reduced by any insurance proceeds or other amounts actually recovered from unrelated third parties by or on behalf of such Indemnitee, in reduction of the related Loss, net of expenses associated with such recovery. Each indemnitee shall be obligated to use reasonable efforts to maximize recovery of insurance proceeds and other amounts in reduction of the related Loss. If an Indemnitee shall have received the payment required by this Agreement from the Indemnifying Party in respect of any Loss and shall subsequently actually receive insurance proceeds or other amounts in reduction of such Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received net of expenses associated with such recovery

(not in excess of the amount of any indemnity payment made hereunder).

  (f) If an Indemnitee shall actually realize a tax saving by reason of having incurred a Loss for which such Indemnitee shall have received a payment from the Indemnifying Party, then such Indemnitee shall pay to such Indemnifying Party an amount equal to such tax saving actually realized. Whenever there is a substantial likelihood that an Indemnitee will receive a tax saving by reason of a Loss, such Indemnitee shall file its tax returns in a manner designed to recover such tax saving, provided that such Indemnitee shall have the sole responsibility for the preparation of its tax returns and reporting thereon such Loss and any payments received from the Indemnifying Party. An Indemnitee shall be deemed actually to have realized a tax saving with respect to a Loss if, and to the extent that, for any taxable period, whether ending before, on or after the Distribution Date, the aggregate federal, state, local and foreign tax liability actually payable by such Indemnitee and any of its consolidated subsidiaries, computed by taking into account any deductions, credits or other items attributable to a Loss and the receipt of an indemnity payment with respect thereto, is less than such aggregate tax liability, computed without regard to such deductions, credits or other items attributable to a Loss or the receipt of an indemnity payment with respect thereto. In the event that, following a payment by an Indemnitee pursuant to this paragraph 10(f) in respect of a tax saving, there shall be a final adjustment to the amount of such tax saving as a result of an audit or other proceeding in respect of such Indemnitee's tax returns, the parties shall take appropriate actions to reflect such adjustment. The term "tax saving" shall be determined net of any expenses associated with such tax saving and shall also be deemed to include any interest received from a governmental tax authority, net of any federal, state, local or foreign taxes payable thereon.

  (g) If the amount of any Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

  11.     PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS
          ----------------------------------------------------

  (a) If an Indemnitee shall receive notice or learn of the assertion by a person or entity (including, without limitation, any governmental entity) which is not a party to this Agreement of any claim or of the commencement by any such person or entity of any proceeding with respect to which the Indemnifying Party may be obligated to provide indemnification pursuant to paragraph 10 of this Agreement (a "Third Party Claim"), such Indemnitee shall give such Indemnifying Party written notice thereof promptly (and in any event within 30 calendar days) after becoming aware of such Third Party Claim; PROVIDED, HOWEVER, that the failure of any Indemnitee to give notice as provided in this paragraph 10(a) shall not relieve the Indemnifying Party of its obligations under this Agreement, except and only to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

  (b)     The Indemnifying Party may elect to defend any Third Party
Claim against the Indemnitee at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel. Within 30 calendar days of the receipt of notice from an Indemnitee in accordance with paragraph 10(a) (or sooner, if the nature of such Third Party Claim so requires), the

Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from the Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to such Indemnitee under this Agreement for any legal or other expenses (except expenses approved in writing in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; PROVIDED, HOWEVER, that if the defendants in any such Third Party Claim include both the Indemnifying Party or one or more of its affiliates and one or more Indemnitees, in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such Third Party Claim or if the Indemnifying Party shall have assumed responsibility for such Third Party Claim with any reservations or exceptions, such Indemnitees shall have the right to employ separate counsel to represent such Indemnities and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel or law firm other than local counsel) and separate experts and consultants shall be paid by the Indemnifying Party. If the Indemnifying Party elects not to assume responsibility for defending a Third Party Claim or fails to notify an Indemnitee of its election as provided in this paragraph 10(b), such Indemnitee may defend or (subject to the remainder of this paragraph 10(b)) seek to compromise or settle such Third Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any Third Party Claim without the consent of the Indemnifying Party; PROVIDED, HOWEVER, that consent to settlement or compromise shall not be unreasonably withheld.

  (c) In the event of payment by the Indemnifying Party to any Indemnitee in connection with any Third Party Claim, the Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant asserting such Third Party Claim or against any other person or entity. Such Indemnitee shall cooperate with the Indemnifying Party in a reasonable manner, and at the cost and expense of the Indemnifying Party, in prosecuting any subrogated right or claim.

  (d) The remedies provided in this paragraph 11 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

  12.     PRIVILEGED MATTERS
          ------------------

          The parties hereto recognize that legal and other professional services that have been and will be provided on and prior to the Distribution Date have been and will be rendered for the benefit of KCSI and Stilwell and their subsidiaries and affiliates, and that each of the foregoing should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable law. To allocate the interests of each party in the Information as to which any party or any of its subsidiaries or affiliates is entitled to assert a privilege, the parties agree as follows:

          (a) Stilwell shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information which relates to the Stilwell Group, to the business of the Stilwell Group or to any Stilwell-related Litigation, whether or not the privileged Information is in the possession of or under the control of KCSI or Stilwell or any of their subsidiaries or affiliates.

              (b) KCSI shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information which relates to the KCSI Group or to the business of the KCSI Group, whether or not the privileged Information is in the possession of or under the control of KCSI or Stilwell or any of their subsidiaries or affiliates.

              (c) With respect to any matter not related to either the KCSI Group or the Stilwell Group, KCSI and Stilwell agree that neither shall waive, modify or fail to assert any privilege in connection with privileged Information without the consent of the other.

              (d) Upon receipt by either party hereto or by any subsidiary or affiliate thereof of any subpoena, discovery or other request which calls for the production or disclosure of Information subject to a privilege which the other party has the right hereunder to assert, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this paragraph 12 to prevent the production or disclosure of such privileged information.

              (e) Neither the access to Information pursuant to paragraph 7(f) nor the access to individuals pursuant to paragraph 7(f) shall be deemed a waiver of any privilege that has been or may be asserted pursuant this Agreement or otherwise.

  13.         MEDIATION AND ARBITRATION
              -------------------------

              If any dispute arises between the parties relating to the separation of the KCSI transportation and financial services businesses, or relating to any of the subjects included in this Agreement, the Contribution Agreement or the Tax Disaffiliation Agreement, then such dispute shall be resolved exclusively as set forth in this section.

              (a) First, the parties shall try in good faith to settle the dispute between themselves, without the intervention of any other person or agency. However, if it appears to either party that the parties are unable to resolve the dispute themselves, then either party may at any time elect to invoke mediation as set forth below.

              (b) Second, and as a prerequisite to any further dispute resolution procedure, either party may submit the dispute to mediation in which both parties must participate.

                    i) Mediation shall be initiated by written notice from one party to the other, setting forth the nature of the dispute.

                    ii) Following receipt of written notice, the parties shall have 30 days to agree upon a mediator and a time and place for the mediation session.

                    iii) If the parties fail to so agree within 30 days, then the mediation shall be administered by the American Arbitration Association ("AAA") under its Commercial Mediation Rules.

                    iv)    If, after participating in at least one mediation
                      session, it appears to either party that mediation will not resolve the dispute, then either party may invoke arbitration as set forth below.

     (c) Third, and as the final dispute resolution procedure, either party may submit the dispute to arbitration administered by the AAA in accordance with its Commercial Arbitration Rules (including the Emergency Interim Relief Procedures), and both parties must participate in such arbitration.

               i) If the dispute involves a total amount of less than $100,000, then there shall be one neutral arbitrator; otherwise, there shall be three neutral arbitrators. There shall be a tape or stenographic record of any arbitration hearing conducted by three neutral arbitrators.

               ii)    The place of arbitration shall be Kansas City, Missouri.

               iii) The parties acknowledge that this agreement evidences a transaction involving interstate commerce; therefore, the Federal Arbitration Act shall govern the interpretation, enforcement and proceedings pursuant to this arbitration clause in this agreement.

               iv) Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, within 30 days of receipt of the request, provide the other with copies of documents relevant to the issues raised by any claim, counterclaim, or defense. Any dispute regarding discovery shall be determined by the arbitrator(s), which determination shall be conclusive. All document discovery shall be completed within 60 days following the appointment of the arbitrator(s).

               v) At the request of a party, the arbitrator(s) shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator(s) deems such deposition relevant and appropriate. Depositions should be limited to a maximum of 3 per party, and should be held within 30 days of the making of a request, unless the arbitrator(s) for good cause determines otherwise. All deposition objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information.

               vi) The arbitrator(s) will have no authority to award punitive or other damages not measured by the prevailing party's actual damages, except as may be specifically authorized by statute.

               vii) Any monetary award may, at the discretion of the arbitrator(s), include pre-award interest at the rate then provided by Missouri law.

               viii) The arbitrator(s) shall allocate the arbitrator(s') compensation and the administrative fees of the arbitration between the parties. Except for such compensation and fees, each party shall bear its own costs.

               ix) The award shall be in writing, shall be signed by a majority of the arbitrators, and shall include a statement of the reasons for the disposition of each claim.

               x) Except as may be required by law, neither the parties nor any arbitrator(s) shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of both parties.

               xi) Unless an appeal is permitted and is taken as set forth below, the award shall be final and binding, and judgment may be entered by a court having jurisdiction thereof.

               xii) Within 30 days of receipt of any award in excess of the total amount of $1,000,000 against any one party, either party may notify the AAA of an intention to appeal to a second arbitral tribunal, constituted in the same manner as the initial tribunal. The appeal tribunal shall consider the first arbitration hearing record, any new written briefs and oral arguments of the parties, but not any other evidence. The appeal tribunal shall be entitled to affirm the initial award, modify or set aside the initial award, or substitute a new award for the initial award; however, the appeal tribunal shall not modify, set aside or replace the initial award except for clear errors of law or because of clear and convincing factual errors. The award of the appeal tribunal shall be final and binding, and judgment may be entered by a court having jurisdiction thereof.

    14.   FURTHER ASSURANCES
          ------------------

          From time to time after the Distribution Date, KCSI and Stilwell each shall take such action and execute and deliver to the other party or its subsidiaries or affiliates all such instruments and documents as such other party may reasonably request to carry out the intent and purposes of this Agreement and the transactions contemplated hereby.

    15.   MISCELLANEOUS
          -------------

          (a) Each party shall pay all of its own costs and expenses related to the Spin-Off.

          (b) This Agreement, the Contribution Agreement and the Tax Disaffiliation Agreement, including any schedules and exhibits hereto or thereto, and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous commitments and writings with respect to such subject matter, except that KCSI and Stilwell acknowledge that they may deal with specific ongoing items such as Stilwell employee parking in the Wyandotte Garage or the use of the KCSI airplane by separate agreements.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to the principles of conflicts of laws thereof.

          (d) All notices hereunder shall be in writing and shall be delivered personally or by courier or sent by registered or certified mail (postage prepaid) to the other party at the following address (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

          if to KCSI:

          Kansas City Southern Industries, Inc.
          114 West 11th Street
          Kansas City, MO  64105
          Attn: Senior Vice President, General Counsel & Secretary

          if to Stilwell:

          Stilwell Financial, Inc.
          114 West 11th Street
          Kansas City, MO  64105
          Attn: President

          (e) This Agreement may not be modified or amended except by an instrument in writing signed by each of the parties.

          (f) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto.

          (g) Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (h) If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

          (i) The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                    Kansas City Southern Industries, Inc.

                    By: /s/ M. R. Haverty
                       -----------------------------------
                       Name:  Michael R. Haverty
                       Title: Executive Vice President

                    Stilwell Financial, Inc.

                    By: /s/ Landon H. Rowland
                       ------------------------------------
                       Name:  Landon H. Rowland
                       Title: Chairman, President and
                              Chief Executive Officer

                                                                       EXHIBIT A
                                                          INTERCOMPANY AGREEMENT

                              STILWELL EMPLOYEES


Astorga, Martha
Brown, Phillip
Burgess, Julie
Cecil, Mark
Carpenter, Danny
Cooper, Sherry
Hamilton, Vickie
Ince, Nancy
McCarthy, Anthony
Monello, Joseph Jr.
Nickerson, Doug
Pittman, Douglas
Rowland, Landon
Royle, Gwen
Simkins, Jeff
Vogel, Judy
Wood, E. Faye

                                                                       EXHIBIT B
                                                          INTERCOMPANY AGREEMENT


                     LIST OF INACTIVE OR FORMER EMPLOYEES


EMPLOYEES (SPOUSES)                         COMPANY - DEPARTMENT
-------------------                         --------------------

Retirees:

Armstrong, Jan                              KCSI Corporate Secretary
Bates, W. A.                                MATV
Brown, Phillip S. (12/31/99 retirement)     KCSI Legal
Canterbury, Vic                             KCSI Security
Lagomancino, Richard                        Argus
Mauro, Albert P.                            KCSI Corporate Secretary
Smith, O. J.                                KCSI Executive
Spidle, B. S.                               KCSI Executive
Zind, Richard                               KCSI Executive


Long Term Disability:

Smith, Gerald                               Central Biomedia

                                                                       EXHIBIT C

                EXCHANGE OF INFORMATION FOR STOCK OPTION GRANTS

     Stilwell and KCSI will exchange the following information in order to track the various periods of exercisability of stock options following a grantee's termination of employment and to calculate the correct withholding and payroll taxes for each grantee upon exercise of an option.

                                HUMAN RESOURCES

     Each company will provide a monthly and year-to-date report of the employee and director terminations by the third business day of each month. These listings will show all holders of options whose relationship with the company has been terminated or who have been placed on leave and will include the following fields:

                 PRINTED REPORT TO STOCK OPTION ADMINISTRATOR
    Name                                Effective date of termination
    Reason  for Termination:            Employee ID #
       Resignation with notice          Company or Work Location
       Retirement, Official             Effective Date of Total
       Discharged                         Disability
       Deceased                         Age
       Total Disability
       Other  ________________

                                    PAYROLL

     Each company will provide the necessary information to determine the tax liability for each employee option exercise. Federal and state withholding percentages must be determined, and any payroll tax with a cap (FICA, Tier 1 or Tier 2) must be calculated so maximums are not exceeded. Due to the large number of employees involved in the option plan it will be necessary to exchange electronic files (with a confirming hard copy report) not less frequently than monthly containing the following information:

     ELECTRONIC FILE TO STOCK OPTION ADMINISTRATOR (WITH PRINTED REPORT):
     Name                                        SS#
     Number of Exemptions from W-4               Married or Single
     Pay Period: Monthly, semi-monthly, etc.     Previous pay period wages
     State for withholding                       Year to date FICA or Tier 1
     Year to date Tier 2

ELECTRONIC FILE TO PAYROLL FROM STOCK OPTION ADMINISTRATOR (WITH PRINTED REPORT) FOR ALL EMPLOYEE OPTION EXERCISES:
     Name                                        SS#
     Taxable Income                              Federal Tax Withheld
     State Tax Withheld                          Local Tax Withheld
     FICA or Tier 1 Withheld                     Tier 2 Withheld
     Medicare Withheld                           Type of Tax Form: W-2 or 1099
     Company

                                                                       EXHIBIT D
                                                          INTERCOMPANY AGREEMENT

FINANCIAL SERVICES SUBSIDIARIES AND AFFILIATES
----------------------------------------------

Animal Resources, Inc.
Argus Computing
Argus Health Systems, Inc.
Argus PMS, Inc.
Argus Research International, Inc.
Ash Pharmaceutical, Inc.
Barco Laboratories of Iowa, Inc.
Barco Laboratories, Inc.
BBOI Worldwide LLC
Bellview Pharmaceutical, Inc.
Belvedere Financial Systems, Inc.
Berger Associates, Inc.
Berger/Bay Isle LLC
Berger Distributors, Inc.
Birch Pharmaceutical, Inc.
Board of Trade Building, Inc.
Brighton Pharmaceutical, Inc.
Brookside Water Treatment, Inc.
Central Biomedia, Inc.
Data Retrieval Services, Inc.
DST Acquisition Corporation
DST Clearing, Inc.
DST Keywest, Inc.
DST Realty, Inc.
DST Securities, Inc.
DST Systems of Delaware, Inc.
DST Systems, Inc.
Eleventh Street Corridor Development Corporation
Elm Pharmaceutical, Inc.
FAM UK Limited
Fillmore Agency, Inc.
First President Corporation
Fountain Investments, Inc.
Fountain Investments UK
H.B. Shaine & Co., Inc.

                                                                       EXHIBIT D
                                                          INTERCOMPANY AGREEMENT

FINANCIAL SERVICES SUBSIDIARIES AND AFFILIATES
----------------------------------------------

Hickory Pharmaceutical, Inc.
Hillside Properties Corporation
Holly Pharmaceutical, Inc.
IDEManagement Company
Infra-Park, Inc.
James Keller & Associates, Inc.
Janus Capital Corporation
Janus Capital International Ltd.
Janus Distributors, Inc.
Janus Service Corporation
Jefferson Building Corporation
Jerian Pharmaceutical, Inc.
Joseph Nelson Limited
Kansas City Microwave Communications, Inc.
KC-PW, Inc.
Lincoln Pharmaceutical, Inc.
Linden Pharmaceutical, Inc.
Loess Corporation
Mail Processing Systems, Inc.
Martec Pharmaceutical of Missouri, Inc.
Martec Pharmaceutical, Inc.
MGI Output Technologies, Inc.
Midcon Laboratories of Iowa
Midcon Laboratories, Inc.
Monitor Capital Management, Inc.
Monitor Development, Inc.
Monitor Services, Inc.
National Realty Partners, Inc.
Nelson Investment Planning Limited
Nelson Management Limited
Nelson Money Managers PLC
Network Graphics, Inc.
Northern Pharmaceutical, Inc.
NRS Bayshore Development, Inc.
NRS Development, Inc.
NRS Palmetto Development, Inc.
Olive Pharmaceutical, Inc.

                                                                       EXHIBIT D
                                                          INTERCOMPANY AGREEMENT

FINANCIAL SERVICES SUBSIDIARIES AND AFFILIATES
----------------------------------------------

Oread Pharmaceutical, Inc.
OTI Vital Records Storage Group, Inc. (Formerly DRS)
Output Technologies Central Region, Inc. (UMSI)
Output Technologies Eastern Region, Inc. (Mail Processing)
Output Technologies Network Graphics Design Group, Inc.
Output Technologies of California
Output Technologies of Illinois, Inc.
Output Technologies Omni Media Group, Inc. (James Keller)
Output Technologies Phoenix Litho Group, Inc.
Output Technologies SRI Group (Formerly SRI)
Output Technologies Summit Development Corporation
Output Technologies Western Region, Inc. (Formerly UMSI-CO)
Output Technologies, Inc.
Pathco, Inc.
Phoenix Litho, Inc.
Pioneer Western Corporation
Pioneer Western Energy Corporation
Pioneer Western Financial Corporation
Pioneer Western Financial Planning Corp.
Pioneer Western Management, Inc.
Pioneer Western Marketing Corp.
Pioneer Western Properties Corporation
Piowest Agency, Inc.
Policyholder Service Corporation
Property Resource & Entity Management, Inc.
PVI, Inc.
PW Distributors, Inc.
PW Securities, Inc.
Rockhill Pharmaceutical, Inc.
RX Data, Inc.
SERA, Inc.
Spring Pharmaceutical, Inc.
Stanton Pharmaceutical, Inc.
Stilwell Financial, Inc.
Support Resources, Inc.
Taproot Limited
The L.M. Johnson Company
Transaction Services, Inc.

                                                                       EXHIBIT D
                                                          INTERCOMPANY AGREEMENT


FINANCIAL SERVICES SUBSIDIARIES AND AFFILIATES
----------------------------------------------

Troost Pharmaceutical, Inc.
UMS Enterprises, Inc.
UMSI of Colorado, Inc.
United Micrographic Systems, Inc.
U.S.I. Technology, Inc.
Vantage P & C Systems, Inc.
Vantage Computer Systems, Inc.
VCS Systems, Inc.
Villa Mare Development, Inc.
Winchester Business Center, Inc.
Z-Gard, Inc.

                                                                       EXHIBIT E
                                                           INTERCOMPANY AREEMENT

TRANSPORTATION SUBSIDIARIES AND AFFILIATES
------------------------------------------

American Coleman Company
Bates County Land, Inc.
Canama Transportation
Carland, Inc.
CAYMEX Transportation, Inc.
City Cellular Telephone, Inc.
Fort Smith & Van Buren Railway Company
Gateway Eastern Railway
Gateway Western Railway
Global Terminaling Services, Inc. (formerly Pabtex)
Graysonia Nashville & Ashdown Railroad Company
Grupo Transportacion Ferroviaria Mexicana S.A. de C.V.
Joplin Southern Corporation
Joplin Union Depot
K&M Newco, Inc.
Kansas City Southern Transport Company, Inc.
KCS Investment Management, Inc.
KCS Transport Company, Inc.
Landa Motor Lines
LDX Broadcast, Inc.
LDX Group, Inc.
LDX Midwest Cellular, Inc.
LDX Net, Inc.
LDX Telecom Services, Inc.
Louisiana, Arkansas & Texas Transportation Company
Louisiana & Arkansas Railway Company
Mexrail, Inc.
Mid-American Cellular, Inc.
Mid-South Corporation
Mid-South Microwave, Inc.
Midlouisiana Rail Corporation
Midsouth Rail Corporation
Mulberry Western Company
NAFTA Rail S.A. de C.V.
North American Freight Transportation Alliance Railroad Company

                                                                       EXHIBIT E
                                                           INTERCOMPANY AREEMENT

TRANSPORTATION SUBSIDIARIES AND AFFILIATES
------------------------------------------

Panama Canal Railway Company
Port Arthur Bulk Marine Terminal Company
Rice-Carden Corporation
Southern Capital LLC
Southern Commercial Credit Corporation
Southern Credit Corporation
Southern Development Company
Southern Group, Inc.
Southern Industrial Services, Inc.
Southern Leasing Corporation
Southern Pacific Acquisition Company
Southrail Corporation
Telecom Consulting Group, Inc.
Telecom Engineering
Tennrail Corporation
Texas Mexican Railway Company
TFM S.A. de C.V.
The Arkansas Western Railway
The Kansas & Missouri Railway & Terminal Company
The Kansas City Northern Railway Company
The Kansas City Southern Railway Company
The Maywood & Sugar Creek Railway
Tolmak, Inc.
TransFin Insurance Ltd.
Trans-Serve, Inc.
United Energy Partners
Veals Baton Rouge I
Veals Baton Rouge II
Veals Baton Rouge III
Veals, Inc.
Wyandotte Garage Corporation